UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

CHINDEX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[  ]    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act
(17 CFR 240.14d−2(b))

[  ]    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act
(17 CFR 240.13e−4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 10, 2011 (“Annual Meeting”).  Set forth below is information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(i)         Election of seven Directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld
Holli Harris	17,149,545	212,342
Carol R. Kaufman	17,138,694	223,193
Robert Lipson	17,161,245	200,642
Kenneth A. Nilsson	17,162,944	198,943
Julius Y. Oestreicher	17,162,944	198,943
Lawrence Pemble	17,089,925	271,962
Elyse Beth Silverberg	17,162,495	199,392

(ii)         Advisory vote to approve the Company’s executive compensation: 15,310,342 shares in favor, 195,885 shares against, 1,855,660 shares abstaining and 2,505,588 broker non-votes.

(iii)         Advisory vote on the frequency of future advisory votes on executive compensation: 4,730,270 shares for every 1 year, 182,718 shares for every 2 years, 12,434,402 shares for every 3 years, 14,497 shares abstaining and 2,505,588 broker non-votes.

(iv)         Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011: 19,838,070 shares in favor, 15,140 shares against, 14,265 shares abstaining and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 15, 2011

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
	Name:	Lawrence Pemble
	Title:	Chief Financial Officer